Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement Form S-8 of Environmental Tectonics Corporation of our report, dated May 12, 2009 relating to the consolidated financial statements, which appear in Environmental Tectonics Corporation’s Form 10-K for the year ended February 27, 2009.

/s/ Friedman LLP
East Hanover, New Jersey
September 4, 2009